Exhibit 5.2

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

October 27, 2026

Quoin Pharmaceuticals Ltd.

Ladies and Gentlemen:

We have acted as counsel to Quoin Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of up to $150,000,000 of any combination of the following securities (the “Registered Securities”): (i) ordinary shares, no par value, of the Company (“Ordinary Shares”) represented by American Depositary Shares (“ADSs”); (ii) warrants to purchase Ordinary Shares, ADSs, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (iv) rights to purchase Ordinary Shares, ADSs, or Debt Securities (the “Rights”), which may be issued under one or more rights agreements, to be dated on or about the date of the first issuance of the Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company (each, a “Rights Agreement”); and (v) units consisting of one or more of the other securities described in (i) through (iv) above in any combination (the “Units”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture; and (iii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed that (i) a purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Registered Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Registered Securities being offered, and (y) to execute and deliver the applicable purchase, underwriting or similar agreement, or other applicable operative document; (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to Ordinary Shares offered, there will be sufficient Ordinary Shares authorized under the Articles of Association of the Company and not otherwise reserved for issuance; (vii) at the time of issuance of the Registered Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (viii) at the time of issuance of the Registered Securities, the Articles of Association of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (ix) the terms, execution and delivery of the Registered Securities (x) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (y) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.     With respect to Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (ii) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable purchase, underwriting, similar agreement or other security approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

2.      With respect to Warrants, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, the Warrants will constitute valid and binding obligations of the Company.

3.     With respect to Rights, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the Rights, the terms of the offering thereof and related matters; (ii) the Rights Agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and the Rights Agent appointed by the Company; and (iii) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate Rights Agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, the Rights will constitute valid and binding obligations of the Company.

4.     With respect to Units, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the terms of the Units, the terms of the offering thereof and related matters; and (ii) the Units have been duly executed and delivered in accordance with the applicable purchase, underwriting or similar agreement approved by or on behalf of the Board or a committee thereof, then upon payment of the consideration therefor provided therein, the Units will constitute valid and binding obligations of the Company.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a)    Our opinions herein are expressed solely with respect to the applicable laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinion set forth herein related to the Debt Securities, the Warrants, the Rights and the Units assumes that such securities are governed by New York law. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise after the Registration Statement becomes effective. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)   Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(c)     Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(d)   You have informed us that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Securities you will afford us an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

We consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to us in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP